UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

October 17, 2008

BPZ Resources, Inc.

(Exact name of registrant as specified in its charter)

Texas	001-12697	33-0502730
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
Incorporation)

580 Westlake Park Blvd., Suite 525

Houston, Texas 77079

(Address of Principal Executive Offices)

(281) 556-6200

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On October 17, 2008, BPZ Resources, Inc. d/b/a BPZ Energy (NYSE Alternext US: BPZ) (the “Company”), through its subsidiaries BPZ Exploración & Producción S.R.L. and BPZ Marine Peru S.R.L. as borrowers, drew down $15.0 million from a senior revolving debt facility (the “Agreement”) with International Finance Corporation (“IFC”).  The Agreement represents the first tranche of the proposed overall debt package, which is expected to be a total of $215 million once the second tranche has been finalized.  IFC currently owns approximately 10% of the Company’s outstanding common equity.

The Agreement is for a term ending in December 2012 at an approximate rate of LIBOR plus 2.75%, currently equivalent to 5.85% based on the current six month LIBOR rate of 3.1%.  The maximum amount available under this facility will begin at $15.0 million and will be reduced by $2.5 million beginning on December 16, 2010 and every six months thereafter during the term of the Agreement.  The facility is subject to a semi-annual borrowing base determination based on the value of oil reserves.  Details of the Agreement were previously disclosed in Item 1.01 and Item 2.03 of the Company’s Form 8-K filed on August 20, 2008, and is incorporated by reference herein.

The second tranche of the senior debt in the amount of $200 million is currently being negotiated with Natixis a large French bank.  Closing is expected in fourth quarter 2008 and is expected to be governed by generally the same default provisions as the first $15 million tranche.

Item 7.01 Regulation FD Disclosure.

On October 20, 2008, the Company issued a press release announcing it had received funding of the $15 million tranche of senior debt with the International Finance Corporation referenced in Item 2.03 above.  A copy of the press release dated October 20, 2008 is furnished as Exhibit 99.1 to this report.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

Exhibit 99.1	BPZ Resources, Inc. Press Release, dated October 20, 2008, and furnished with this report.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  These forward looking statements are based on our current expectations about our company, our properties, our estimates of required capital expenditures and our industry.  You can identify these forward-looking statements when you see us using words such as “expect,” “will”, “anticipate,” “indicate,” “estimate,” “believes,” “plans” and other similar expressions.  These forward-looking statements involve risks and uncertainties.  Our actual results could differ materially from those anticipated in these forward looking statements.  Such uncertainties include the success of our project financing efforts, successful installation and operation of the new turbines, final documentation and execution of debt financing documents with the International Finance Corporation and Natixis Bank, successful production of indicated reserves, and the successful management of our capital development project, as well as other normal business risks.  A more detailed discussion on risks relating to the energy industry and to us is included in our Annual Report on Form 10-K, as amended,  for the year ended December 31, 2007, and other filings that we make with the SEC from time to time. We undertake no obligation to publicly update any forward-looking statements for any reason, even if new information becomes available or other events occur in the future.  We caution you not to place undue reliance on such statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BPZ RESOURCES, INC.
(Registrant)

Dated: October 21, 2008	By:	/s/Edward G. Caminos
	Name:	Edward G. Caminos
	Title:	Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

Exhibit 99.1	BPZ Resources, Inc. Press Release, dated October 20, 2008, and furnished with this report.